Exhibit 99.1

Paya Holdings Inc. Announces Expiration and Results of Exchange Offer

and Consent Solicitation Relating to its Warrants

ATLANTA, GA, September 13, 2021 –– Paya Holdings Inc. (NASDAQ: PAYA) (“Paya” or the “Company”) announced today the expiration and results of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants to purchase shares of common stock, par value $0.001 per share, of the Company. The Exchange Offer and Consent Solicitation expired at 11:59 p.m., Eastern Daylight Time, on September 10, 2021.

Paya has been advised that 17,380,396 public warrants (including 209,726 public warrants tendered through guaranteed delivery), or approximately 98.4% of the outstanding public warrants, and 50,000 private warrants, representing all outstanding private warrants, were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer and Consent Solicitation. Paya expects to accept all validly tendered warrants for exchange and settlement on or before September 15, 2021.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 98.4% of the outstanding public warrants to the amendment to the warrant agreement governing the warrants (the “Warrant Amendment”), which exceeds the 65% of the outstanding public warrants required to effect the Warrant Amendment. Paya expects to execute the Warrant Amendment concurrently with the settlement of the Exchange Offer, and thereafter, expects to exercise its right in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered warrants for shares of the Company’s common stock, following which, no public or private warrants will remain outstanding.

The Company also announced that its Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) registering the Company’s common stock issuable in the Exchange Offer was declared effective by the SEC on September 9, 2021.

Evercore Group L.L.C. was the Dealer Manager for the Exchange Offer and Consent Solicitation.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein and is also not a solicitation of the related consents. The Exchange Offer and Consent Solicitation were made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Paya Holdings Inc.

Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top 20 provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B end markets. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, the settlement and issuance of common stock in the Exchange Offer, the entry into the Warrant Amendment and the subsequent exercise of the Company’s right to exchange the remaining untendered warrants.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: our ability to successfully complete the Exchange Offer and Consent Solicitation; our ability to complete the exchange the remaining untendered warrants; exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread ; competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the SEC.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Matt Humphries, CFA

Head of Investor Relations

matt.humphries@paya.com